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                                                                  EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46058) pertaining to the Gilead Sciences, Inc. 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1991 Stock Option Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-62060) pertaining to the Gilead Sciences, Inc. 1991 Stock Option Plan, the Registration Statement (Form S-8 No. 33-81670) pertaining to the Gilead Sciences, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-84713) pertaining to the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan and the Vestar, Inc. 1988 Stock Option Plan and the Registration Statement (Form S-3) and related Prospectus of Gilead Sciences, Inc. dated September 15, 1999, of our report dated March 1, 1999, except for Note 2, as to which the date is July 29, 1999, with respect to the supplemental consolidated financial statements and related supplemental financial statement schedule of Gilead Sciences, Inc. included in the current report on Form 8-K of Gilead Sciences, Inc. filed with the Securities and Exchange Commission on September 15, 1999.

                                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
September 15, 1999